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                                                                   EXHIBIT 10.15

                        CALIFORNIA PIZZA KITCHEN, INC.

                     NON-QUALIFIED STOCK OPTION AGREEMENT
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          This is a Non-Qualified Stock Option Agreement, dated as of March 31,
1998 (the "Agreement"), between California Pizza Kitchen, Inc., a California corporation (the "Company"), and the undersigned individual ("Holder").

     1.   Definitions. As used herein:

          1.1  "Board" means the Board of Directors of the Company.

          1.2  "Code" means the Internal Revenue Code of 1986, as amended.

          1.3  "Committee" has the meaning set forth in the Plan.

          1.4  "Common Stock" has the meaning set forth in the Plan.

          1.5 "Date of Award" means March 31, 1998, the date on which the Company awarded the Option.

          1.6  "Date of Exercise" means the date on which the notice required by
Section 5 hereof is received by the Company.

          1.7  "Expiration Date" means the earliest of the following:

               (a) If Holder ceases to be employed on a full-time basis by the Company by reason of (i) termination without Cause, (ii) death, (iii) Disability or (iv) Retirement (as such capitalized terms are defined below), the date two months after the date such employment terminates; or

               (b) If Holder ceases to be employed by the Company for any reason other than those listed in Section 1.7(a), the date such employment terminates; or

               (c) January 1, 2004, if the Option does not become exercisable prior thereto; or

               (d)  January 1, 2005.

As used herein, "Cause" means (i) Holder's commission of a felony or other crime involving moral turpitude, (ii) Holder's willful misconduct in connection with the performance of Holder's duties for the Company that materially adversely affects Holder's ability to perform Holder's duties for the Company or materially adversely affects the Company, (iii) the willful failure of Holder (otherwise than because

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Holder's Disability) to follow the lawful instructions of the Board after Holder having received at least seven days written notice of such instructions, which failure results in demonstrable material injury to the Company; or (iv) Holder's breach of his fiduciary duty to the Company for personal profit;
"Disability" means the inability of Holder to perform a major part of the duties to be performed by Holder as an employee of the Company immediately prior to the inception of the disability, because of illness, accident or injury, for a period of 26 consecutive weeks or for a cumulative period of 30 weeks in any 12 month period; and "Retirement" means retirement from full-time employment by the Company in accordance with the normal retirement policies of the Company.

          1.8 "Fair Market Value" means the fair market value of an Option Share, as determined pursuant to the Plan.

          1.9 "Option" means the option to purchase Common Stock hereby granted.
          1.10 "Option Price" means $0.3309 per Option Share, provided that such amount may be adjusted pursuant to Section 8 of the Plan.

          1.11 "Option Shares" means the 110,696 shares of Common Stock which are the subject of the Option hereby granted.

          1.12 "Plan" means the California Pizza Kitchen, Inc. 1998 Stock-Based Incentive Compensation Plan attached hereto as Exhibit A and incorporated herein by reference.

          1.13 "Qualified Initial Public Offering" means a firm commitment underwritten initial public offering pursuant to an effective registration statement under the Securities Act (other than (i) a Special Registration Statement or (ii) a registration statement relating to a Unit Offering) consummated prior to January 1, 2004 where the Company sells shares of Common Stock at a per share price not less than that price which implies an aggregate market value for all shares of Common Stock (before giving effect to the offering and the Company's receipt of proceeds therefrom) of (i) $150,000,000 if such offering occurs prior to January 1, 2002, or (ii) $200,000,000 if such offering occurs after January 1, 2002 and prior to January 1, 2004.

          1.14 "Sale of the Company" means the sale of the Company, whether by merger, consolidation, sale of all or substantially all of the assets or outstanding shares of capital stock or otherwise.

          1.15 "Securities Act" means the Securities Act of 1933, as amended.

          1.16 "Special Registration Statement" means a registration statement on Forms S-8 or S-4 or any similar or successor form or any other registration statement

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relating to an exchange offer or an offering of securities solely to the
Company's employees or security holders or used in connection with the acquisition of the business of another person or entity.

          1.17 "Unit Offering" shall mean a public offering of a combination of debt and equity securities of the Company in which (i) not more than 10% of the gross proceeds received from the sale of such securities is attributed to such equity securities, and (ii) after giving effect to such offering, the Company does not have a class of equity securities required to be registered under the Securities Exchange Act of 1934, as amended.

     2. Grant of Option. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to Holder the option to purchase any or all of the Option Shares.

     3. Time of Exercise. The Option will become exercisable at the earliest of the following times:

          (a) the date, prior to January 1, 2002 (if any), that Bruckmann, Rosser, Sherrill & Co., L.P., BancBoston Investments Inc., and the parties to the Voting Trust Agreement, dated as of September 30, 1997, among Harold O. Rosser II, Stephen F. Edwards and the other parties thereto (collectively, the "Group Members") sell a majority of their shares of capital stock of the Company at a per share price at least equivalent to (x) in the case of the Series A Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), $1.9095 per share plus an amount equal to all accrued but unpaid dividends on such stock, (y) in the case of the Series B Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), $1.4688 per share plus an amount equal to all accrued but unpaid dividends on such stock, and (z) in the case of the Common Stock, a price implying an aggregate market value for all the outstanding shares of Common Stock of $115,875,758; or

          (b) the date, prior to January 1, 2004 (if any), that the Group Members sell a majority of their shares of capital stock of the Company at a per share price at least equivalent to (x) in the case of the Series A Preferred Stock, $1.9095 per share plus an amount equal to all accrued but unpaid dividends on such stock, (y) in the case of the Series B Preferred Stock, $1.4688 per share plus an amount equal to all accrued but unpaid dividends on such stock, and (z) in the case of the Common Stock, a price implying an aggregate market value for all the outstanding shares of Common Stock of $165,875,758; or

          (c) immediately prior to the time the offering price per share is determined by the Company and the managing underwriter for a Qualified Initial Public Offering.

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          Once exercisable, the Option shall remain exercisable until the
Expiration Date, when the right to exercise any or all of the Option shall terminate absolutely. Notwithstanding the foregoing and anything to the contrary in this Agreement, unless otherwise determined by the Committee, in no event shall the Option (or any portion thereof) first become exercisable following the effective date of Holder's termination of employment.

     4. Payment for Option Shares. Full payment for Option Shares purchased upon the exercise of the Option, or any portion thereof, shall be made in cash or by certified or bank cashiers check payable to the Company, or, subject to the approval of the Committee: (a) by surrendering shares of the Company's Common Stock that have been owned by the Holder for at least six months and that have an aggregate Fair Market Value equal to the aggregate Option Price, (b) delivery of an irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the aggregate Option Price or delivery of irrevocable instructions to a broker to deliver promptly to the Company sufficient funds to pay the aggregate Option Price, (c) payment of such other lawful consideration as the Committee may determine, or (d) any combination of the foregoing.

     5. Manner of Exercise. The Option shall be exercised by giving written notice of exercise to the Committee, in care of the Company's Secretary, at the Company's main office in Los Angeles, California. Such notice of exercise must include a statement of preference as to the manner in which payment to the Company shall be made. Such notice shall be deemed to have been given when hand-delivered, telecopied or mailed, first class postage prepaid, and shall be irrevocable once given. Notwithstanding the foregoing, during the effective period of any Company Notice or Revised Company Notice (as such terms are defined in Section 10), the Option may be exercised only in accordance with the procedures set forth in Section 10.

     6. Joinder to Securities Holders Agreement Restrictions on Transfer. (a) Holder hereby joins in, and agrees to be bound as an "Investor" by, the Securities Holders Agreement dated as of September 30, 1997, among California Pizza Kitchen, Inc., Bruckmann, Rosser, Sherrill & Co., L.P., Richard L. Rosenfield, Larry S. Flax and the other investors named therein (the "Securities Holders Agreement"), and, without limiting the foregoing, agrees that the Option and Option Shares shall be treated as "Securities" and, in the case of the Option Shares, "Common Stock," under the Securities Holders Agreement (including Sections 2.4 and 3.2 thereof). Holder acknowledges and agrees that the Option Shares, and any right or interest therein, may not be sold, transferred, gifted, donated, pledged, hypothecated, disposed of or assigned by Holder except as expressly provided in the Securities Holders Agreement. Holder further acknowledges and agrees that the Option and any right or interest therein, may not be sold, assigned, transferred, gifted, donated, pledged, hypothecated or disposed of, except that Holder will, and win be permitted to, sell such Option in accordance with Section 3.2 of the Securities Holders Agreement.

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          (b)  Without limiting the foregoing, Holder also agrees that, in the event of an underwritten public offering of equity securities of the Company, Holder will execute and agree to be bound by a customary "hold-back" or "lock-up" agreement with the managing underwriter for such offering pursuant to which Holder will agree not to effect any distribution or sale of equity securities of the Company (except as part of the underwritten offering) for a period not to exceed 180 days following consummation of such offering.

     7. Securities Laws. The Committee may from time to time impose any conditions on the exercise of the Option as it deems necessary or advisable to ensure that all rights granted under the Plan satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor rule. Such conditions may include, without limitation, the partial or complete suspension of the right to exercise the Option.

     8.   Issuance of Certificates; Legend.

               (a) As promptly as is feasible after the exercise of the Option, a certificate for the Option Shares issuable on the exercise of the Option shall be delivered to Holder or to Holder's personal representative, heir or legatee; provided, however, that no certificates for Option Shares will be so delivered until (i) appropriate arrangements have been made with the Company for the withholding of any taxes which may be due with respect to such Option Shares;
(ii) the Option Price has been paid in full; (iii) in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, and (iv) if the Common Stock is at the time listed on any stock exchange, until the Option Shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance. The Company may condition delivery of certificates for Option Shares upon the prior receipt from Holder of any undertakings which it may determine are required to assure that the certificates are being issued in compliance with federal and state securities laws.

               (b) Any certificates for Option Shares issuable upon exercise of the Option shall have imprinted thereon or otherwise affixed thereto an appropriate legend setting forth the restrictions on transfer pursuant to
Section 6 (in addition to any other legend required by law).

     9. Rights Prior to Exercise. Neither Holder nor Holder's personal representative, heir or legatee shall have any of the rights of a shareholder with respect to any Option Shares until the date of the issuance to Holder of a certificate for such Option Shares as provided in Section 8 hereof.

     10. Taxes (a) Subject to paragraph (b) below, Holder shall be responsible to make appropriate provision for all taxes required to be withheld in connection with any Option, the exercise thereof and the transfer of the Option Shares. The

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responsibility of Holder for taxes shall extend to all applicable federal, state, local or foreign withholding taxes. In the case of an exercise of the Option, the Company shall, at the election of Holder and with the consent of the Committee (and subject to such rules as it may prescribe, including as to the amount to be withheld), have the right to retain the number of Option Shares whose aggregate Fair Market Value equals the amount to be withheld in satisfaction of the applicable withholding taxes.

          (b) (i) (A) The Company will notify Holder (a "Company Notice") in writing of the first to occur of (I) a Qualified Initial Public Offering or (II) a Sale of the Company that would cause the Option to become exercisable (a "Qualifying Sale"), not less than 120 days prior to (x) the effectiveness of the Company's registration statement under the Securities Act for such Qualified Initial Public Offering or (y) consummation of such Qualifying Sale (it being understood, however, that any such notice, and any election of Holder to exercise the Option given in response thereto, shall not be effective if such notice is given more than 270 days prior to effectiveness of the Company's registration statement for such Initial Public Offering or consummation of such Qualifying Sale, as applicable). Such notice shall state the best estimate of the Company as to whether the Gross-Up Condition (as defined below) will be fulfilled if Holder exercises the Option in connection with such transaction. In the event Holder provides written notice (an "Election Notice") to the Company no later than 15 days after the foregoing Company Notice is provided to Holder that Holder will exercise the Option in full in connection with such Qualified Initial Public Offering or Qualifying Sale, as the case may be, the Option will thereupon be deemed to be exercised in full effective as of the time immediately prior to (I) the time the offering price per share is finally determined by the Company and the managing underwriter in connection with such Qualified Initial Public Offering or (II) the closing for the Qualifying Sale, as applicable, in accordance with Section 3 of this Option Agreement, and the Company will pay to Holder in cash, no later than five days after the effective time of such exercise, an amount equal to 20% of the gain Holder is required to recognize for federal income tax purposes as a result of the exercise of the Option; provided, however, the Company will be obligated to make such payment only to the extent both (I) the payment is deductible by the Company for federal income tax purposes and (ii) the deduction can be used by the Company to reduce the federal income tax payable by the Company for the year in which such payment occurs or can be used by the Company to reduce the federal income tax paid by the Company in any prior year (the limitation on the Company's obligations contained in this proviso referred to herein as the "Gross-Up Condition").

               (B) The Company shall not be required to give more than one notice pursuant to the first sentence of paragraph (b)(i)(A) so long as the Qualified Initial Public Offering or Qualifying Sale referred to therein is actually consummated; provided, however, that if, following delivery of a Company Notice or a Revised Company Notice (as defined below) to which Holder has responded with an Election Notice or Revised Election Notice (as defined below), the Company determines that

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the Qualified Initial Public Offering or Qualifying Sale referred to in the
Company Notice or Revised Company Notice will not occur within 270 days of the date the Company Notice or Revised Company Notice was given, the Company shall either (I) provide a subsequent notice (a "Revised Company Notice") to Holder of the revised date of the Qualified Initial Public Offering or Qualifying Sale (which subsequent notice shall likewise (1) be given not less than 120 days prior to the date of such transaction, (2) contain the Company's best estimate as to whether the Gross-Up Condition will be fulfilled in connection with such transaction and (3) not be effective if given more than 270 days prior to effectiveness of the Company's registration statement for the Qualified Initial Public Offering or consummation of the Qualifying Sale, as applicable) or (II) provide a notice to Holder rescinding the Company Notice or Revised Company Notice. If such a rescission notice is given, any previously delivered Election Notice or Revised Election Notice of Holder to exercise the Option shall thereupon be void and of no further effect. If, however, in response to a Revised Company Notice, Holder provides written notice (a "Revised Election Notice") to the Company no later than 15 days after the Revised Company Notice is provided to Holder that Holder will exercise the Option in full in connection with such Qualified Initial Public Offering or Qualifying Sale, as the case may be, the previous election of Holder to exercise the Option will thereupon be deemed confirmed, and the exercise shall be effective at the applicable times set forth in paragraph (b)(i)(A) above (it being understood that if such confirmation is not so received by the Company, any election of Holder to exercise the Option given in any prior Election Notice or Revised Election Notice shall thereupon be deemed void and of no further effect).

               (C) Notwithstanding anything to the contrary herein, during the 270 day effective period of any Company Notice or Revised Company Notice, Holder shall not be permitted to exercise all or any part of the Option except pursuant to an Election Notice or a Revised Election Notice given in accordance with the foregoing paragraphs (b)(i)(A) or (b)(i)(B).

     11. Status of Option; Interpretation. The Option hereby granted is a non-qualified stock option. The Committee shall have sole power to resolve any dispute or disagreement arising out of this Agreement. The interpretation and construction of any provision of this Agreement or the Plan made by the Committee shall be final and conclusive and, insofar as possible, shall be consistent with the requirements of a non-qualified stock option. However, a Holder who is a member of the Committee shall take no part in rendering any decision regarding any dispute or disagreement arising out of an Agreement under which such member is the Holder.

     12. Option Not to Affect Employment. The Option granted hereunder shall not confer upon Holder any right to continue in the employment of the Company.

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     13.  Effect of Certain Plan Provisions. Section 6.10 of the Plan shall not apply to the Option granted hereunder and/or the Option Shares purchased pursuant to such Option.

     14.  Miscellaneous.

          14.1 The address for Holder to which notice, demands and other communications to be given or delivered under or by reason of the provisions hereof shall be the address set forth below under Holder's signature.

          14.2 This Agreement may be exercised in one or more counterparts, all of which taken together will constitute one and the same instrument.

          14.3 The validity, performance, construction and effect of this Agreement shall be governed by the laws of the State of California without giving effect to principles of conflicts of law thereof.

          14.4 Any notice required to be given hereunder shall be given, in the case of Holder, to Holder at his address set forth below his signature and, in the case of the Company, at the following addresses (or at such other addresses for a party as shall be specified by like notice):

                        California Pizza Kitchen, Inc.
                        6053 West Century Boulevard
                        Suite 1100
                        Los Angeles, CA 90045
                        Attention: President

                        and to:

                        Bruckmann, Rosser, Sherrill & Co., L.P.
                        126 East 56th Street
                        New York, New York 10022
                        Attention: Harold O. Rosser

     15. Entire Agreement. This Agreement together with the Plan, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement, together with the Plan, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                  CALIFORNIA PIZZA KITCHEN, INC.

                                  By /s/ Marc Carter
                                    --------------------------------
                                    Name:  MARC CARTER
                                    Title: CONTROLLER/ASST. SECRETARY

                                  /s/ Frederick R. Hipp
                                  ----------------------------------
                                  Frederick R. Hipp

                                  Address:

                                  321 Dalehurst Avenue
                                  Los Angeles, CA 90024

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